Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-36256, 33-38534, 33-42268, 33-45012, 333-80159, 333-12561, 333-62475, and 333-71566 of Pentair, Inc. of our report dated February 8, 2002 appearing in this Annual Report on Form 10-K of Pentair, Inc. for the year ended December 31, 2001.

Minneapolis, Minnesota
March 18, 2002